ITEM 77: ATTACHMENTS

SUB-ITEM 77C: Submission of maters to a vote of security holders

(a) A Special  Meeting of the JNL  Variable  Fund LLC was held on March 9, 2000.

(b) The matters voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows: 1. To approve a New Sub-Advisory Agreement between Jackson National Financial Services, LLC and First Trust Advisors L.P., such New Sub-Advisory Agreement to contain the same terms and conditions as the current Sub-Advisory Agreement except for the dates of execution, effectiveness and termination.



NAME OF SERIES:                    FOR:             AGAINST:       ABSTAIN:



JNL/First Trust The Dow Target    385,410.524      1,030.332       53,872.316
5

JNL/First Trust The Dow Target    773,159.952      7,304.818       53,418.566
10

JNL/First Trust The S&P Target    725,208.185      -0-             82,814.215
10


JNL/First Trust Global Target     193,981.215      -0-             30,963.662
15

JNL/First Trust Target 25         185,695.455      -0-             16,774.648

JNL/First Trust Target Small-Cap  155,024.414     1,657.817        11,453.399

JNL/First Trust Technology        400,956.111     3,890.897        45,488.377
Sector

JNL/First Trust                   344,434.366     1,902.473        30,390.602
Pharmaceutical/Health-care
Sector

JNL/First Trust Financial Sector  215,174.800         -0-          22,695.174

JNL/First Trust Energy Sector     64,013.342          -0-          1,867.728

JNL/First Trust Leading Brands    159,719.473         -0-          5,580.528
Sector

JNL/First Trust Communications    267,527.586     2,043.487        22,355.756
Sector

(a) A Special Meeting of the JNL Variable Fund LLC was held on April 20, 2000

(b) The matters voted upon at the meeting and the number of affirmative votes, the number of negative votes, and the number of abstention votes cast with respect to each matter were as follows: 1. With respect to JNL Variable Fund LLC, as to the election as a Manager of the Fund

NAME                      FOR                 AGAINST          ABSTAIN

Michael J. Bouchard       6,626,199.147       55,594.713       89,791.218

Dominic A. D Annunzio     6,626,199.147       55,594.713       89,791.218

Michelle Engler           6,594,101.834       87,692.026       89,791.218